UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)     On January 9, 2006, Ann B. Curtis notified the Company that she intends to resign, effective January 27, 2006, from the Board of Directors of Calpine Corporation and from her positions as the Company’s Vice Chairman of the Board, Executive Vice President and Corporate Secretary. In addition, Ms. Curtis will no longer serve as a director or officer of any Company subsidiary.

ITEM 8.01 — OTHER EVENTS

On December 30, 2005, the Company issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
99.1	Press Release dated December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: January 13, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 30, 2005

EXHIBIT 99.1

NEWS RELEASE

CONTACTS:

Media Relations: Katherine Potter

408-792-1168

Investor Relations: Lisa Poelle

408-792-1285

Calpine Terminates Tender Offer For Its

9 5/8% First Priority Senior Secured Notes Due 2014

(SAN JOSE, Calif.) /PR Newswire – First Call/ December 30, 2005 – Calpine Corporation [OTC Pink Sheets: CPNLQ] announced today that it has terminated its previously announced tender offer to purchase for cash up to $400,000,000 of its outstanding 9 5/8% First Priority Senior Secured Notes due 2014 (the "Notes"). The tender offer has expired, and Calpine has determined that not all the conditions to the offer have been satisfied. Accordingly, Calpine will purchase no Notes pursuant to the offer, and all Notes tendered will be promptly returned.

A major power company, Calpine Corporation supplies customers and communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states and in three Canadian provinces. Calpine was founded in 1984.

###